UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) March 21, 2007

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-21383	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia	30540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Appalachian Bancshares, Inc. (the “Company”) on its Form 8-K filed on March 27, 2007, Mr. J. Keith Hales was appointed, effective March 21, 2007, to serve as Executive Vice President and Chief Financial Officer of the Company. As of the date of such filing, terms of Mr. Hales’ compensation arrangements had not been changed to reflect his new position. In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, the Corporate Governance and Executive Compensation Committee, on June 26, 2007, approved changes to Mr. Hales’ compensation. As a result of his promotion, Mr. Hales’ annual salary will be $150,000 per year. Additionally, Mr. Hales was granted 15,000 stock options. The options will vest in equal increments over a period of five years following the date of grant. The Company and Mr. Hales have not entered into an employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

/s/ Joseph T. Moss Jr.
Joseph T. Moss Jr.
President and Chief Operating Officer

Dated: June 29, 2007